                           ASSET PURCHASE AGREEMENT

                           dated as of June 14, 2000

                                 by and between

                             RADIANT SYSTEMS, INC.,
                            HEWLETT-PACKARD COMPANY

                                      and

                                 VERIFONE, INC.

                               TABLE OF CONTENTS

                     ARTICLE I - SALE OF ASSETS AND CLOSING

 1.01 Assets.............................................................  1
   Assets Transferred....................................................  1
     Inventory...........................................................  1
     Tangible Personal Property..........................................  1
     Accounts Receivable.................................................  2
     Personal Property Leases............................................  2
     Business Contracts..................................................  2
     Intellectual Property...............................................  2
     Licenses............................................................  2
     Books and Records...................................................  2
     Other Assets and Properties.........................................  2
   Excluded Assets.......................................................  2
     Real Property Lease.................................................  3
     Cash................................................................  3
     Furniture and Fixtures..............................................  3
     Corporate Records...................................................  3
     Insurance Policies..................................................  3
     Benefit Plans.......................................................  3
     Trademarks..........................................................  3
     This Agreement......................................................  3
 1.02 Liabilities........................................................  3
   Assumed Liabilities...................................................  3
     Personal Property Lease Obligations.................................  3
     Obligations under Contracts and Licenses............................  3
     Accounts Payable....................................................  4
     Accrued Liabilities.................................................  4
   Retained Liabilities..................................................  4
 1.03 Purchase Price; Allocation.........................................  4
   Purchase Price........................................................  4
   Allocation of Purchase Price..........................................  4
 1.04 Closing............................................................  4
 1.05 Further Assurances; Post-Closing Cooperation.......................  5
 1.06 Third Party Consents...............................................  6
 1.07 Closing Date Balance Sheet.........................................  6

             ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

 2.01 Organization of Seller............................................   6
 2.01 Authority; Execution..............................................   7
 2.03 No Conflicts......................................................   7
 2.04 Governmental Approvals and Filings................................   8
 2.05 Financial Statements..............................................   8
 2.06 Absence of Changes................................................   8
 2.07 No Undisclosed Liabilities........................................  10

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 2.08 Taxes.............................................................  10
 2.09 Legal Proceedings.................................................  10
 2.10 Compliance With Laws and Orders...................................  11
 2.11 Employee Benefits; ERISA..........................................  11
 2.12 Property..........................................................  11
 2.13 Orders; Commitments; Warranties and Returns.......................  11
 2.14 Intellectual Property.............................................  11
 2.15 Accounts Receivable...............................................  13
 2.16 Insurance.........................................................  14
 2.17 Contracts.........................................................  14
 2.18 Licenses..........................................................  15
 2.19 Affiliate Transactions............................................  16
 2.20 Employees; Labor Relations........................................  16
 2.21 Substantial Customers and Suppliers...............................  16
 2.22 Inventory.........................................................  16
 2.23 No Guarantees.....................................................  17
 2.24 Entire Business...................................................  17
 2.25 Disclosure........................................................  17
 2.26 Brokers...........................................................  17

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER

 3.01 Organization, Standing and Power..................................  17
 3.02 Authority.........................................................  18
 3.03 No Conflicts......................................................  18
 3.04 Governmental Approvals and Filings................................  18
 3.05 Legal Proceedings.................................................  18
 3.06 Brokers...........................................................  18

                     ARTICLE IV - COVENANTS AND AGREEMENTS

 4.01 Access............................................................  19
 4.02 Operation of the Business of Seller...............................  19
 4.03 Negative Covenants................................................  20
 4.04 No Negotiation....................................................  20
 4.05 Governmental Filings..............................................  21
 4.06 Use of Name.......................................................  21
 4.07 Supplementation and Correction of Information.....................  21
 4.08 Employment Matters................................................  21
 4.09 Covenants Against Competition.....................................  22
 4.10 Commercially Reasonable Efforts; Further Assurances; Cooperation..  23
 4.11 Public Announcements..............................................  24
 4.12 Transfer Taxes....................................................  24

               ARTICLE V - CONDITIONS TO OBLIGATIONS OF PURCHASER

 5.01 Representations and Warranties....................................  24
 5.02 Performance.......................................................  24
 5.03 Officers' Certificates............................................  24

 5.04 Orders and Laws...................................................  24
 5.05 Regulatory Consents and Approvals.................................  24
 5.06 Third Party Consents..............................................  25
 5.07 Opinion of Counsel................................................  25
 5.08 Deliveries........................................................  25
 5.09 Employment Agreements; Employees..................................  25
 5.10 Proceedings.......................................................  25
 5.11 Escrow Agreement..................................................  25

                ARTICLE VI - CONDITIONS TO OBLIGATIONS OF SELLER

 6.01 Representations and Warranties....................................  25
 6.02 Performance.......................................................  26
 6.03 Officers' Certificates............................................  26
 6.04 Orders and Laws...................................................  26
 6.05 Regulatory Consents and Approvals.................................  26
 6.06 Opinion of Counsel................................................  26
 6.07 Deliveries........................................................  26
 6.08 Proceedings.......................................................  26

        ARTICLE VII - SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                                 AND AGREEMENTS
 7.01 Survival of Representations, Warranties, Covenants and Agreements.  26

                   ARTICLE VIII - INDEMNIFICATION AND ESCROW

 8.01 Indemnification...................................................  26
 8.02 Method of Assorting Claims........................................  30
 8.03 Liability Limits..................................................  30
 8.04 Escrow Agreement..................................................  30

                            ARTICLE IX - DEFINITIONS

 9.01 Definitions.......................................................  30
   Defined Terms........................................................  30
   Construction of Certain Terms and Phrases............................  37

                            ARTICLE X - TERMINATION

 10.01 Termination......................................................  37
 10.02 Effect of Termination............................................  37

                           ARTICLE XI - MISCELLANEOUS

 11.01 Notices..........................................................  38
 11.02 Bulk Sales Act...................................................  39
 11.03 Entire Agreement.................................................  39
 11.04 Expenses.........................................................  39
 11.05 Confidentiality..................................................  39
 11.06 Waiver...........................................................  40
 11.07 Amendment........................................................  40

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 11.08 No Third Party Beneficiary.......................................  40
 11.09 No Assignment; Binding Effect....................................  40
 11.10 Headings.........................................................  40
 11.11 Invalid Provisions...............................................  40
 11.12 Governing Law....................................................  41
 11.13 Counterparts.....................................................  41

                                LIST OF EXHIBITS
                                ----------------

Exhibit A  General Assignment and Bill of Sale
Exhibit B  Assignment of Registered Patents and Trademarks
Exhibit C  Assumption Agreement
Exhibit D  Officer's Certificate of Seller
Exhibit E  Secretary's Certificate of Seller
Exhibit F  Legal Opinion of Counsel to Seller
Exhibit G  Officer's Certificate of Purchaser
Exhibit H  Secretary's Certificate of Purchaser
Exhibit I  Legal Opinion of Counsel to Purchaser

          This ASSET PURCHASE AGREEMENT dated as of June 14, 2000 is made and entered into by and between RADIANT SYSTEMS, INC., a Georgia corporation ("Purchaser"), VERIFONE, INC., a Delaware corporation ("Seller") and HEWLETT-PACKARD COMPANY, a Delaware corporation, as Seller's shareholder
("Shareholder").

                                   RECITALS:
                                   ---------

          WHEREAS, Seller, through its TimeCorp division, is engaged in the business of developing, marketing, licensing and selling software, services and hardware for the workforce management marketplace (the "Business"); and

          WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain assets of Seller used or held for use only in the conduct of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                          SALE OF ASSETS AND CLOSING

          1.01  Assets.

          (a)   Assets Transferred. On the terms and subject to the conditions
                ------------------
set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in, to and under the assets and properties of Seller used or held for use only in the conduct of the Business, as the same shall exist on the Closing Date (the "Assets"), such assets shall include the following assets, but shall specifically exclude the Excluded Assets (as such term is defined in
Section 1.01(b)):
---------------

          (i)  Inventory.  All inventories of Products (as defined in
               ---------
     Section 2.14(b)) including raw materials, work-in-process, finished goods,
     ---------------
     products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller only in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories (the "Inventory");

          (ii)  Tangible Personal Property.  All equipment, machinery and
                --------------------------
     other tangible personal property (other than Inventory) used or held for use only in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller only in the conduct of the

     Business (including but not limited to the items listed in Section
                                                                -------
     1.01(a)(ii) of the Disclosure Schedule), including any of the foregoing
     --------------------------------------
     purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

          (iii)  Accounts Receivable.  All trade and other accounts
                 -------------------
     receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments relating only to the conduct of the Business, including any rights of Seller with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

          (iv)  Personal Property Leases. The leases of Tangible Personal
                ------------------------
     Property used only in the conduct of the Business described in Section
                                                                    -------
     1.01(a)(iv) of the Disclosure Schedule as to which Seller is the lessee or
     --------------------------------------
     sublessee, together with any options to purchase the underlying property (the leases and subleases described above, the "Personal Property Leases");

          (v)  Business Contracts.  All Contracts (other than the Real
               ------------------
     Property Lease and the Personal Property Leases) to which Seller or TimeCorp Systems, Inc. is a party and which are utilized only in the conduct of the Business, including without limitation Contracts listed on
     Schedule 1.01(a)(v) of the Disclosure Schedule (the "Business Contracts");
     ----------------------------------------------
          (vi)  Intellectual Property.  All Intellectual Property used or
                ---------------------
     held for use only in the conduct of the Business (including Seller's goodwill in any trademarks included therein), including but not limited to the items listed in Section 1.01(a)(vi) of the Disclosure Schedule (the
                         ----------------------------------------------
     "Intellectual Property Assets");

          (vii)  Licenses.  All Licenses (including applications therefor)
                 --------
     utilized only in the conduct of the Business, including but not limited to the Licenses listed in Section 1.01(a)(vii) of the Disclosure Schedule (the "Business Licenses"); -----------------------------------------------

          (viii)  Books and Records.  All Books and Records used or held
                  -----------------
     for use only in the conduct of the Business or otherwise relating to the Assets, other than the minute books, stock transfer books and corporate seal of Seller (the "Business Books and Records"); and

          (ix)  Other Assets and Properties.  All other assets and
                ---------------------------
     properties of Seller used or held for use by Seller only in the conduct of the Business, excluding the Excluded Assets.

          (b)  Excluded Assets.  Notwithstanding anything in this Agreement to
               ---------------
the contrary, the following assets and properties of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

          (i)  Real Property Lease.  The lease of real property described
               -------------------
     in Section 1.01(b)(i) of the Disclosure Schedule as to which Seller is the
        ---------------------------------------------
     lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the lease described above, the "Real Property Lease");

          (ii) Cash.  Cash, commercial paper, certificates of deposit and
               ----
     other bank deposits, treasury bills and other cash equivalents;

          (iii)  Furniture and Fixtures.  All furniture and fixtures of
                 ----------------------
     Seller;

          (iv)  Corporate Records. The minute books, stock transfer books
                -----------------
     and corporate seal of Seller;

          (v)  Insurance Policies.  All casualty, liability or other
               ------------------
     policies of insurance maintained by or on behalf of the Seller or Shareholder and the rights thereunder and all rights under self insurance programs (A) relating to Retained Liabilities, (B) relating to the Business together with other businesses of Seller or (C) which, by their terms, are not assignable;


          (vi)  Benefit Plans.  All Benefit Plans of Seller or Shareholder
                -------------
     including all assets thereof;

          (vii)  Intellectual Property.  All Intellectual Property owned
                 ---------------------
     by Seller, Shareholder or any of their respective affiliates and not used or held for use only in the conduct of the Business, including Intellectual Property incorporating the Hewlett-Packard, HP, or the VeriFone names; and

           (viii)  This Agreement.  Seller's and Shareholder's rights
                   --------------
     under this Agreement.


            1.02  Liabilities.
                  -----------

            (a)  Assumed Liabilities.  In connection with the sale,
                 -------------------
transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following obligations of Seller arising in connection with the conduct of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

            (i)  Personal Property Lease Obligations.  All obligations of
                 -----------------------------------
     Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

            (ii) Obligations under Contracts and Licenses.  All obligations
                 ----------------------------------------
     of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the

     Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

            (iii)  Accounts Payable.  All trade and other accounts payable
                   ----------------
     of Seller related only to the Business arising in the ordinary course of business on or before the Closing Date ("Accounts Payable"); and

            (iv)  Accrued Liabilities. Liability for accrued "flexible time
                  -------------------
     off" of Employees disclosed on Section 1.02(a)(iv) to the Disclosure
                                    -------------------------------------
     Schedule or incurred subsequent thereto in the ordinary course of business
     --------
     on or before the Closing Date; and all other accrued liabilities of Seller related only to the Business arising in the ordinary course of business on or before the Closing Date; provided, that, Purchaser shall not assume any accrued liabilities related to compensation or benefits payable to Employees not hired by Purchaser.

            (b)  Retained Liabilities.  Except for the Assumed Liabilities,
                 --------------------
Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, without limitation, those related to the Business or any Benefit Plans) of any kind, character or description whatsoever (the "Retained Liabilities").

            1.03  Purchase Price; Allocation.
                  --------------------------

            (a)  Purchase Price.  The aggregate purchase price for the
                 --------------
Assets (the "Purchase Price") will be an amount equal to Six Million Dollars ($6,000,000) in cash.

            (b)  Allocation of Purchase Price.  Within thirty (30) days
                 ----------------------------
after the Closing Date, Purchaser and Seller shall negotiate in good faith and determine the allocation of the consideration paid by Purchaser for the Assets. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder,
(ii) to file Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.


            1.04  Closing.  The Closing will take place at the offices of
                  -------
Smith, Gambrell and Russell, LLP, at 10:00 A.M. local time, on June 22, 2000 or on such other date and time as Purchaser and Seller shall mutually agree (the "Closing Date"). At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds: (a) to the escrow agent, Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Escrowed Amount"), to be held, administered and disbursed by the escrow agent pursuant to the terms of the Escrow Agreement; and (b) to Seller the balance of the Purchase Price. Simultaneously, (a) Seller will assign and transfer to Purchaser good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"), duly executed by
            ---------

Seller, (ii) Assignments of Registered Patents and Trademarks substantially in the form of Exhibit B hereto, and (iii) such other good and sufficient
            ---------
instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit C
                                                                     ---------
hereto (the "Assumption Agreement"), duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in
Section 1.02(a) (the Assumption Agreement and such other instruments referred to
---------------
in clause (ii) being collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles V and VI.
                                           ----------     --

            1.05  Further Assurances; Post-Closing Cooperation.
                  --------------------------------------------

            (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Business and the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements.

            (b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through
(iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.

            (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party. Further each party agrees for a period extending three (3) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

            (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

            1.06  Third-Party Consents.  To the extent that any Business
                  --------------------
Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Business Contract to Purchaser in all cases in which such consent is or may be required for such assignment. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 1.02(a) or otherwise with respect to any such
                       ---------------
Contract. The provisions of this Section 1.06 shall not affect the right of
                                 ------------
Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 5.06 has not
                                                        ------------
been fulfilled.


            1.07  Closing Date Balance Sheet.  As soon as practicable after
                  --------------------------
Closing, Seller shall prepare and deliver to Purchaser a Closing Date balance sheet of Seller related solely to the Business (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet will include only the Assets and Assumed Liabilities, and shall be prepared in accordance with Seller's normal accounting practices consistent with the Business Books and Records.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER

            Except as set forth in the Disclosure Schedule delivered from
                                       -------------------
Seller to Purchaser concurrently with the execution hereof, Seller hereby represents and warrants to Purchaser as follows:

            2.01  Organization of Seller.  Seller is a corporation duly
                  ----------------------
organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease its assets and properties used only in the conduct of the Business. Seller is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.01 of the Disclosure Schedule, which are
                           ---------------------------------------
the only jurisdictions in which (i)
the ownership, use or leasing of its assets and properties in the conduct of the Business, or (ii) the conduct or nature of the Business, makes such qualification, licensing or admission, or good standing necessary, except for such failures to be so qualified, licensed or admitted, or in good standing as could not reasonably be expected to have a materially adverse effect on the Condition of the Business (a "Material Adverse Effect").

            2.02  Authority; Execution.  Seller has full corporate power and
                  --------------------
authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Shareholder has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Operative Documents to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by its board of directors, no other corporate action on the part of the Seller being necessary. The execution and delivery by Shareholder of this Agreement and the Operative Documents to which it is a party, and the performance by Shareholder of its obligations hereunder and thereunder, have been duly and validly authorized by its board of directors, no other corporate action on the part of the Shareholder being necessary. This Agreement has been duly and validly executed and delivered by Seller and Shareholder and constitutes, and upon the execution and delivery by Seller and Shareholder of the Operative Agreements to which Seller or Shareholder is a party, such Operative Agreements, assuming the due authorization, execution and delivery of this Agreement and the Operative Documents by Purchaser, will constitute legal, valid and binding obligations of Seller and Shareholder enforceable against such party in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            2.03  No Conflicts.  The execution and delivery by Seller and
                  ------------
Shareholder of this Agreement do not, and the execution and delivery by Seller and Shareholder of the Operative Agreements to which it is a party, the performance by Seller and Shareholder of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller or Shareholder;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.03 of the
                                                            -------------------
     Disclosure Schedule, conflict with or result in a material violation or
     -------------------
     material breach of any term or provision of any Law or Order applicable to Seller or any of the Assets; or

            (c)  except as disclosed in Section 2.03 of the Disclosure Schedule
                                        ---------------------------------------
     or except as would not have a Material Adverse Effect, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Business Contract or License to which Seller is a party or by which any of the Assets is bound.

            2.04  Governmental Approvals and Filings.  Except as disclosed in
                  ----------------------------------
Section 2.04 of the Disclosure Schedule, no consent, approval or action of,
---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of Seller or Shareholder is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

            2.05  Financial Statements.  Section 2.05 of the Disclosure Schedule
                  --------------------   ---------------------------------------
sets forth true and complete copies of the pro forma unaudited balance sheet of the Business as of May 31, 2000, and the pro forma unaudited profit and loss statement for the Business for the fiscal year ended October 31, 1999 and the seven-month period ended May 31, 2000. Except as disclosed in Section 2.05 of
                                                              ---------------
the Disclosure Schedule, all such financial statements (a) have been prepared by
-----------------------
Seller on a pro forma basis to reflect the operation of the Business as a separate operating unit, (b) fairly present in all material respects the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (c) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Seller. The Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Business Books and Records provided a fair and accurate basis for the preparation of the Financial Statements delivered to Purchaser in accordance with this Section.

            2.06  Absence of Changes.  Except for the execution and delivery of
                  ------------------
this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Annual Financial Statement Date there has not been any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as disclosed in Section 2.06 of the Disclosure
                                               ------------------------------
Schedule, there has not occurred, between May 31, 2000 and the date hereof, any
--------
of the following:

            (a) (i) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $100,000 or more; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any employment-related Contract or other compensation arrangement with or for Employees; or (iii) any adoption, entering into or becoming bound by any employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Seller reasonably believed to be the least costly was chosen;

            (b) (i) incurrences by Seller of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $10,000, or
(ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller with respect to the conduct of the Business;

            (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $10,000;

            (d) any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (ii) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

            (e) any material write-off or material write-down of or any determination to write-off or write-down any of the Assets;

            (f) (i) any acquisition or disposition of any Assets, other than Inventory in the ordinary course of business consistent with past practice; or
(ii) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets;

            (g) any entering into, material amendment, material modification, termination (partial or complete) or granting of a material waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.17(a) or (ii) any License
                                    ---------------
disclosed in Section 1.01(a)(ix) of the Disclosure Schedule;
             ----------------------------------------------

            (h) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $10,000;

            (i) any transaction with any officer, director, Affiliate or Associate of Seller or any Associate of any such officer, director or Affiliate
(i) outside the ordinary course of business consistent with past practice or
(ii) other than on an arm's-length basis;

            (j) any disposal of or lapse of any rights to the use of any Intellectual Property used only in the conduct of the Business, or disclosure to any Person of any trade secret, formula, process or know-how used only in the conduct of the Business and not theretofore a matter of public knowledge without obtaining an appropriate confidentiality agreement from such Person;

            (k) any sale, assignment, transfer or license of any Intellectual Property used only in the conduct of the Business, except for nonexclusive licenses granted to customers in the ordinary course of business;

            (l) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

            (m) any entering into of any other transaction which could reasonably be expected to have a Material Adverse Effect.

            2.07  No Undisclosed Liabilities.  Except as reflected or reserved
                  --------------------------
against in the balance sheet included in the Annual Financial Statements or as disclosed in Section 2.07 of the Disclosure Schedule, there are no Liabilities
             ---------------------------------------
against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Condition of the Business.

            2.08  Taxes.  All Tax Returns required to be filed by the Seller
                  -----
relating to the Business or the Assets have been accurately prepared and timely filed and all Taxes relating to the Business or the Assets for which Seller may be held liable, have been paid or accrued within the prescribed period or any extension thereof. All Taxes relating to the Business or the Assets required to be charged, collected or withheld by Seller, including, but not limited to, state sales or use Taxes and Taxes arising as a result of payments (or amounts allocable) to foreign partners or foreign persons or to employees of Seller working for the Business, have been charged, collected or withheld (as applicable), and, to the extent required by applicable Law, have been either paid to the respective Governmental or Regulatory Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the Business Books and Records. No audit or examination of any Tax Return of Seller is currently in progress, or to the Knowledge of Seller, is threatened or contemplated.

            2.09  Legal Proceedings.  Except as disclosed in Section 2.09 of the
                  -----------------                          -------------------
Disclosure Schedule (with paragraph references corresponding to those set forth
-------------------
below):

            (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller with respect to the Business or any of the Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller, could reasonably be expected to result in (A) any injunction or other equitable relief that would have a Material Adverse Effect on the Business or (B) Losses by Seller, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $10,000;

            (b) there are no facts or circumstances known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

            (c) there are no Orders outstanding against Seller with respect to the Business or the Assets.

            2.10  Compliance With Laws and Orders.  Except as disclosed in
                  -------------------------------
Section 2.10 of the Disclosure Schedule, Seller is not, nor has it at any time
---------------------------------------
within the last three (3) years been, nor has it received any notice that it is or has at any time within the last three (3) years been, in violation of or in default under any Law or Order applicable to the Business or the Assets.

            2.11  Employee Benefits; ERISA.
                  ------------------------

            (a) At no time has Seller been required to contribute to any "multiemployer plan" (as defined in 4001(a)(3) of ERISA).

            (b)  Except as disclosed in Section 2.11 of the Disclosure Schedule
                                        ---------------------------------------
and as provided in Section 4.08(c) and (d), the consummation of the Acquisition
                   -----------------------
will not, either alone or together with any other event, (i) entitle any employee or former employee of Seller to any payment, (ii) increase the amount of compensation due to any such employee, (iii) accelerate the time of vesting or payment of any compensation, stock incentive or other benefit or (iv) result in any "parachute payment" under (S) 280G of the Code whether or not such payment is considered to be reasonable compensation for services rendered.

            2.12  Property. Seller is in possession of and has good title to, or
                  --------
has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Annual Financial Statements and tangible personal property acquired since the Annual Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.12 of the Disclosure Schedule, and is in good
                   ---------------------------------------
working order and condition, ordinary wear and tear excepted, and its use complies with all applicable Laws except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

            2.13  Orders; Commitments; Warranties and Returns.  Section 2.13 of
                  -------------------------------------------   ---------------
the Disclosure Schedule sets forth Seller's warranties currently made with
-----------------------
respect to the Business, and current policies with respect to returns of products. Except as set forth in Section 2.13 of the Disclosure Schedule, Seller
                                 ---------------------------------------
has experienced no actual or, to its Knowledge, threatened claims against it for warranty costs exceeding $10,000 in the aggregate. As used above, the term "warranty cost" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

            2.14  Intellectual Property.
                  ---------------------

            (a) Seller owns or is licensed sufficient rights in and to the following technology (the "Business Technology") required to conduct the Business as it is conducted by Seller as of the Closing Date: all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, know-how, concepts and other technology, except where the lack of such ownership or license would not have a Material Adverse Effect.

            (b)  Section 2.14(b) of the Disclosure Schedule sets forth a list of
                 ------------------------------------------
all material products and tools developed, produced, marketed or sold by Seller in the operation of the Business as of the Closing, or during the two years prior to the date of this Agreement (the "Products").

            (c) Other than "shrink-wrap" software licensed in the ordinary course of business, Section 2.14(c) of the Disclosure Schedule sets forth a list
                    ------------------------------------------
of all material software and other technology used in the Business and for which the Seller does not own all right, title and interest (collectively, the "Third Party Technology"), and all material license agreements or other contracts pursuant to which the Seller has the right to use the Third Party Technology (the "Third Party Licenses"). Seller has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) all Third Party Technology that is incorporated or used in the development or production of the Business Technology. Seller has not received written notice, or to the Seller's Knowledge any other kind of notice, that any party to any such license intends to cancel, terminate or refuse to renew (if renewable) such license or to exercise or decline to exercise any option or right thereunder.

            (d)  Section 2.14(d) of the Disclosure Schedule sets forth a list of
                 ------------------------------------------
all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by Seller only in the Business (the "Marks").

            (e)  Section 2.14(e) of the Disclosure Schedule sets forth all
                 ------------------------------------------
patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "Registered Business IP") associated only with the Business, and Seller is the exclusive registered owner thereof.

            (f) All the Business Technology, Products (including all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto), Registered Business IP, and Marks are owned by Seller free and clear of all Liens, other than Permitted Liens or non-exclusive licenses granted to third parties in the ordinary course of business.

            (g) Seller has used commercially reasonable efforts to conduct the Business in a manner that would not result in the abandonment, cancellation or unenforceability of any material item of the Intellectual Property Assets. Except as disclosed in Section 2.14(g) to the Disclosure Schedule and other than
                       ------------------------------------------
nonexclusive licenses granted in the ordinary course of business, Seller has not granted to any third party any rights or permissions to use any of the Intellectual Property Assets.

            (h) (i) Seller has not received any notice or claim (whether written, oral or otherwise) challenging Seller's ownership or rights in the Intellectual Property Assets or claiming that any other person or entity has any legal or beneficial ownership with respect thereto or challenging the validity or enforceability of the Intellectual Property Assets. To the Seller's Knowledge, no other person or entity is materially infringing or misappropriating the Intellectual Property Assets.

            (i) (i) The operation of the Business at or prior to Closing did not materially infringe, violate or interfere with or constitute a material appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto and (ii) Seller has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by Seller, the Business Technology, the Marks or the Registered Business IP, or claiming that any other entity has any claim of infringement with respect thereto.

            (j)  Except as disclosed on Section 2.14(j) to the Disclosure
                                        ---------------------------------
Schedule, (i) Seller has not disclosed any source code regarding the Business
--------
Technology to any person or entity; (ii) the Seller has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Business Technology; (iii) neither Seller nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Business Technology; and (iv) Seller has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed in Section 2.14(j) of the Disclosure Schedule,
                                  ------------------------------------------
Seller has deposited any source code to the Technology into source code escrows or similar arrangements, to Seller's Knowledge, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

            (k)  Section 2.14(k) of the Disclosure Schedule sets forth a list
                 ------------------------------------------
of all Internet domain names used by the Seller in the Business (collectively, the "Domain Names"). Seller has, and upon the Closing the Purchaser will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Business as it is currently conducted.

            (l) The Intellectual Property Assets contain all of the Intellectual Property used or held for use only in, and necessary for the conduct of, the Business as conducted by Seller as of the Closing Date.


            2.15  Accounts Receivable.  All accounts receivable of the Seller
                  -------------------
reflected in the Closing Date Statement or existing at the time of Closing ("Accounts") represent amounts due for services performed or sales actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves and allowances reflected in the Closing Date

Statement are adequate. All Accounts existing and remaining unpaid at the time of Closing are expected to be collectible by Purchaser in the ordinary course of business consistent with past practice in 90 days or less.

            2.16  Insurance.  Except as disclosed on Section 2.16 to the
                  ---------                          -------------------
Disclosure Schedule, Seller maintains commercially reasonable levels of (a)
-------------------
insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in Seller's industry for companies of similar size and financial condition.

            2.17  Contracts.
                  ---------

            (a)  Section 2.17(a) of the Disclosure Schedule (with paragraph
                 ------------------------------------------
references corresponding to those set forth below) contains a true and complete list of each of the following Business Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement): (i) relating to the conduct of the Business or by which any of the Assets is bound; and (ii) involving future payments to or from Seller in excess of $10,000 or which is otherwise material to the Business, including, without limitation the following Contracts:


            (i) (A) all material Business Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Business Contract and the expiration date of each such Business Contract; and (B) any material written or material unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Business Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee;

            (ii) all Business Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

            (iii) all material partnership, material joint venture, material shareholders' or other similar material Business Contracts with any Person in connection with the Business;

            (iv) all material Business Contracts with licensors, licensees, distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom Seller deals in connection with the Business;

            (v) all Business Contracts to which Seller is a party or by which Seller is bound that relate to Intellectual Property used only in the conduct of the Business;


            (vi) all Business Contracts relating to the conduct of the Business between or among Seller, on the one hand, and any officer, director, Affiliate of Associate of Seller or any Associate of any such officer, director or Affiliate, on the other hand;

            (vii) all material Business Contracts with independent contractors regarding or relating to the creation, development or modification of Products, Intellectual Property or IP Registrations, in each case related to the Business;


            (viii) all collective bargaining or similar labor Business
     Contracts;

            (ix) all Business Contracts relating to Indebtedness of Seller secured by any of the Assets;

            (x) all Business Contracts relating to (A) the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice, and (B) any transaction relating to the sale of only the Business; and

            (xi) all other Business Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Business Contract, by or to Seller of more than $10,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Seller.

            (b)  Except as disclosed in Section 2.17(b) of the Disclosure
                                        ---------------------------------
Schedule each Business Contract required to be disclosed in Section 2.17(a) of
--------                                                    ------------------
the Disclosure Schedule is in full force and effect and constitutes a legal,
-----------------------
valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and, neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) except for any violation, breach or default which is not reasonably likely to have a Material Adverse Effect.

            (c)  Except as disclosed in Section 2.17(c) of the Disclosure
                                        ---------------------------------
Schedule, the execution, delivery and performance by Seller of this Agreement
--------
and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Business Contract.

            2.18  Licenses.  Section 1.01(a)(ix) of the Disclosure Schedule
                  --------   ----------------------------------------------
contains a true and complete list of all material Business Licenses used or held for use only in the Business (and all pending applications for any such Business Licenses). Seller owns or validly holds all Business Licenses that are material, individually or in the aggregate, to the Business.

            2.19  Affiliate Transactions. Except as disclosed in Section 2.19 of
                  ----------------------                         ---------------
the Disclosure Schedule, (a) no officer, director, Affiliate or Associate of
-----------------------
Seller (other than Shareholder, any of its wholly-owned subsidiaries and their respective divisions or business units) or any Associate of any such officer, director or Affiliate (other than Shareholder, any of its wholly-owned subsidiaries and their respective divisions or business units) provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (b) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate (other than Shareholder, any of its wholly-owned subsidiaries and their respective divisions or business units).

            2.20  Employees; Labor Relations.
                  --------------------------

            (a)  Section 2.20(a) of the Disclosure Schedule contains a list of
                 ------------------------------------------
the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Each Employee has executed a nondisclosure and invention agreement in the form provided to Purchaser. To Seller's Knowledge, no Employee is in violation of any such agreement or any other agreement relating to the relationship of such Employee with Seller.

            (b)  Except as disclosed in Section 2.20(b) of the Disclosure
                                        ---------------------------------
Schedule, (i) no Employee is presently a member of a collective bargaining unit
--------
and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Seller is in compliance with all material applicable Laws relating to the employment of labor with respect to the conduct of the Business, including, without limitation, those relating to wages, hours and collective bargaining.

            2.21  Substantial Customers and Suppliers.  Section 2.21 of the
                  -----------------------------------   -------------------
Disclosure Schedule lists the ten (10) largest customers of the Business, on the
-------------------
basis of revenues for the most recently-completed fiscal year. Section 2.21 of
                                                               ---------------
the Disclosure Schedule lists the suppliers of the Business. Except as disclosed
-----------------------
in Section 2.21 of the Disclosure Schedule, no such customer or supplier has
   ---------------------------------------
ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Business since the Annual Financial Statement Date, or to the Knowledge of Seller, has threatened in writing to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

            2.22  Inventory.  All the Inventory consists of a quality and
                  ---------
quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for damage and outdated items. All items included in the Inventory are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

            2.23  No Guarantees.  None of the Liabilities of the Business or of
                  -------------
Seller incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller sells goods or provides services in the conduct of the Business or with whom Seller otherwise has significant business relationships in the conduct of the Business.

            2.24  Entire Business.  The sale of the Assets by Seller to
                  ---------------
Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business (except for the Excluded Assets) and all of the tangible and intangible assets and property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or Associates or by others) only in connection with the conduct of the Business as heretofore conducted by Seller (except for the Excluded Assets). Except as disclosed in
Section 2.24 of the Disclosure Schedule, there are no shared facilities or
---------------------------------------
services which are used in connection with the Business and any other business or other operations of Seller or any of Seller's Affiliates or Associates.

            2.25  Disclosure.  All material facts relating to the Condition of
                  ----------
the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty of Seller contained in this Agreement or the Exhibits hereto, and no statement contained in the Disclosure Schedule (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            2.26  Brokers.  All negotiations relative to this Agreement and the
                  -------
transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in a manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser hereby represents and warrants to Seller and Shareholder as follows:

            3.01  Organization, Standing and Power.  Purchaser is a corporation
                  --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the full corporate power and authority to conducts its business as and to the extent now conducted and to own, use and lease its assets and properties. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction where the ownership, use or leasing of its assets and properties, or the conduct or the nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a materially adverse effect on the financial condition of Purchaser.

            3.02  Authority.  Purchaser has full corporate power and authority
                  ---------
to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and the Operative Documents by Seller and Shareholder, constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

            3.03  No Conflicts.  The execution and delivery by Purchaser of this
                  ------------
Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Purchaser; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its assets and properties; or (c)
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any Contract or License to which Purchaser is a party or by which any of its assets and properties is bound.

            3.04  Governmental Approvals and Filings.  No consent, approval or
                  ----------------------------------
action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

            3.05  Legal Proceedings. There are no Actions or Proceedings pending
                  -----------------
or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            3.06  Brokers.  All negotiations relative to this Agreement and the
                  -------
transaction contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in a manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE IV
                           COVENANTS AND AGREEMENTS

            4.01  Access.  During the period commencing on the date of this
                  ------
Agreement and continuing through the Closing Date, Seller and Shareholder, upon reasonable prior notice from Purchaser to Seller, will (a) afford to Purchaser and its Representatives, at all reasonable times during normal business hours, full and complete access to Seller's personnel, professional advisors, properties, contracts, books and records, and other documents and data related only to the Business, (b) furnish Purchaser and its Representatives with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request relating only to the Business, and (c) furnish Purchaser and its Representatives with such additional financial, operating, and other data and information as Purchaser may reasonably request relating only to the Business, all of which shall be done under the supervision of such Representatives of Seller as may be designated by Seller from time to time.

            4.02  Operation of the Business of Seller.  Between the date of this
                  -----------------------------------
Agreement and the Closing Date, unless otherwise agreed in writing by Purchaser and except as disclosed in Section 4.02 to the Disclosure Schedule, Seller and
                           ---------------------------------------
Shareholder will:

            (a) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the Business in the ordinary course in a manner consistent with past practice;

            (b) use commercially reasonable, good faith efforts to preserve intact the current business organization of Seller relating to the Business, keep available the services of the Employees of Seller, and maintain the relations and goodwill with its suppliers, customers, landlords, trade creditors, employees, agents, and others having business relationships with Seller relating to the Business;

            (c) confer with Purchaser concerning business or operational matters relating to the Business of a significant nature;

            (d) use commercially reasonable, good faith efforts to maintain all of the Assets in their current condition, ordinary wear and tear excepted, and in the event of any damage to or destruction of any of the Assets prior to the Closing Date that are necessary for the operation of the Business as currently conducted and which have a value in excess of Ten Thousand Dollars ($10,000.00), Seller will use commercially reasonable, good faith efforts to repair or replace any such Assets as soon as reasonably practicable after such loss or damage occurs.

            (e) maintain the Business Books and Records in the usual, regular and ordinary manner, on a basis consistent with prior years; and

            (f) report periodically to Purchaser, but in no event more frequently than weekly and otherwise in response to Purchaser's reasonable request, concerning the status and operation of the Business.

            4.03  Negative Covenants. Except as otherwise expressly permitted by
                  ------------------
this Agreement, between the date of this Agreement and the Closing Date, neither Seller nor Shareholder will, without the prior written consent of Purchaser, take any action, or fail to take any action within their reasonable control, as a result of which any of the changes or events listed in Section 2.06 would
                                                         ------------
occur. In addition, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller will not:

            (a) settle any pending Actions or Proceedings or obtain any releases of threatened Actions or Proceedings if (i) such settlement or release would impose restrictions on Seller's ability to conduct the Business or may adversely affect Seller other than by reason of Seller's payment of monies thereunder or (ii) the amounts payable by Seller pursuant to such settlement or release would exceed $10,000;

            (b) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

            (c) accelerate or delay payment of any trade or other accounts payable in advance of or beyond their regular payment dates or the dates when the same would have been paid in the ordinary course of business consistent with past practice; or

            (d) take any action, or fail to take any action within Seller's or Shareholder's reasonable control, which would result in any of the representations and warranties set forth in Article II not being materially true
                                            ----------
and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

            4.04  No Negotiation.  Until such time, if any, as this Agreement is
                  --------------
terminated pursuant to Article X, Seller and Shareholder will not, nor will
                       ---------
Seller or Shareholder cause or permit any of their respective Representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any Person (other than Purchaser and its Representatives) relating to any transaction which contemplates a sale of all or substantially all of the assets of the Business in a transaction involving only such assets (an "Acquisition Transaction"). Seller and Shareholder covenant that from the date hereof through the Closing Date, neither Seller nor Shareholder will, directly or indirectly, enter into or authorize, or permit any Representative to enter into, any negotiation, letter of intent, commitment, agreement, understanding, or agreement in principle with any third Person for an Acquisition Transaction. Seller and Shareholder covenant and agree to inform Purchaser in writing by facsimile within twenty-four (24) hours following the receipt by either of them or their Representatives of any inquiry, proposal, offer or bid (including the terms thereof and the identity of the Person making such inquiry, proposal, offer or bid) in respect of any Acquisition Transaction.

            4.05  Governmental Filings.  As promptly as practicable after the
                  --------------------
date of this Agreement, Seller will make all filings which are required under applicable Laws to be made by Seller in order to consummate the Acquisition. Between the date of this Agreement and the Closing Date, Seller and Purchaser will cooperate with each other with respect to all filings or notices that Purchaser elects to make or is required by applicable Laws to make in connection with the Acquisition.

            4.06  Use of Name.  From and after the Closing, neither Seller nor
                  -----------
Shareholder shall use, directly or indirectly, the name "TimeCorp" or any similar name.

            4.07  Supplementation and Correction of Information.  Between the
                  ---------------------------------------------
date of this Agreement and the Closing Date, Seller will use its commercially reasonable efforts to promptly correct and supplement the information set forth on the Disclosure Schedule delivered by Seller pursuant to this Agreement in order to cause such Disclosure Schedule to remain correct and complete in all respects. Seller's delivery to Purchaser of any corrections or supplements will, without further notice or action on the part of Seller or Purchaser, immediately and automatically constitute an amendment to the Disclosure Schedule to which such corrections and supplements relate; provided, however, that solely for purposes of determining whether the condition precedent pursuant to Section 5.01
                                                                    ------------
has been satisfied, or whether Purchaser has the right to terminate this Agreement pursuant to Sections 10.01(b) or (d), any such amendment to the
                      ------------------------
Disclosure Schedule will be disregarded.

            4.08  Employment Matters.
                  ------------------

            (a) Except as otherwise provided herein, Seller acknowledges that although Purchaser anticipates and has some expectation that it might be able to enter into mutually agreeable employment arrangements with a significant portion of the Employees, Purchaser shall have no obligation to employ or provide severance payments or other benefits to any Employee. Except as otherwise provided herein, Purchaser shall be under no obligation to hire any Employee except as may be mutually agreed to by Purchaser and each Employee. Except for Employees or former Employees with whom Purchaser enters into an employment arrangement, any obligations to or benefits for Employees or former Employees of Seller shall be the responsibility of Seller. Except for Employees or former Employees with whom Purchaser enters into an employment arrangement, Purchaser shall have no obligations whatsoever for the provision or continuation of any bonus, compensation, welfare or pension benefit programs for any present or former Employee of the Seller, and Purchaser shall have no, nor does it accepts any, Liability with respect to any present or former Employee of Seller.

            (b) Each of Seller and Shareholder covenants and agrees that, during the period commencing on the date hereof and continuing through the Closing Date, it will not offer employment on any terms (whether part-time or full-time, as an employee, independent contractor or otherwise) to, or enter into any discussions concerning the same with, any Employees or former Employees, other than Employees or former Employees with respect to whom Purchaser has indicated to Seller in writing that it does not intend to offer employment.

            (c) The active participation in the Benefit Plans to which Seller contributes or is required to contribute of all Employees who become employees of Purchaser shall cease as of the date such coverage ceases in accordance with Seller's ordinary practice. Any Employee who becomes an employee of Purchaser shall be entitled to any benefits payable upon termination of employment from Seller pursuant to the terms of the Benefit Plans or as required by the Laws pertinent thereto. Notice of the availability of continuation coverage (as defined in Section 602 of ERISA and Section 4980B of the Code) ("COBRA") shall be provided by Seller to all such persons properly entitled thereto and all persons properly entitled to and electing such coverage shall be provided such coverage, in each case in accordance with COBRA.

            (d) As soon as practicable after the Closing Date, Purchaser shall arrange for each Employee of Seller that Purchaser hires (and each such Employee's eligible dependent(s)) (collectively, "Seller Participants") to participate in Purchaser's (or its applicable Affiliate's) group insurance and 401(k) plans (the "Purchaser Plans"), provided, however, that such commencement of participation shall be subject to reasonable enrollment procedures established by Purchaser. Each Seller Participant shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit: (i) for all purposes (including without limitation for eligibility to participate and vesting) under the Purchaser Plans for years of service with Seller (and its subsidiaries and predecessors) prior to the Closing Date, pursuant to such records provided by Seller to Purchaser; and (ii) for accrued "flexible time off" prior to the Closing Date.

            (e) If Shareholder makes a cash payment to a Seller Participant for "flexible time off" accrued as of the Closing Date, and such payment was made at the request of such Seller Participant and in accordance with the requirements of applicable Law, Purchaser agrees to reimburse Shareholder for such payment upon request and presentation of reasonable supporting documentation.

            4.09  Covenants Against Competition.
                  -----------------------------

            (a) In order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, each of Seller and Shareholder agrees that it will not, without the prior written consent of Purchaser, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise, except for the benefit of the Purchaser or its Affiliates:

            (i) for a period of two (2) years from the date of the Closing, engage or invest in, or own, control, manage or participate in the ownership, control or management of, or knowingly render services or advice to, any business engaged, or which it reasonably knows is undertaking to become engaged, in a Competitive Business in the Restricted Territory;

            (ii) for a period of two (2) years from the date of the Closing solicit, or knowingly assist in the solicitation of, any Person having an office or place of business within the Restricted Territory and to whom Seller sold or provided any products or services related to the Business on, or during the two (2) year period prior to, the date of the Closing, for the purpose of obtaining the patronage of such Person for the purchase of any products or services that compete with the Business;

            (iii) for a period of two (2) years from the date of the Closing, solicit, or knowingly assist in the solicitation of, any Person employed by the Purchaser (as an employee, independent contractor or otherwise), to terminate such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will; or

            (iv) use, disclose or reveal to any Person, any Confidential Information (as defined below) of the Purchaser; provided, however, that the obligations of this clause (iv) shall terminate with respect to any confidential business information that does not constitute a trade secret under applicable Law upon the expiration of three (3) years after the date of the Closing.

            (b) Notwithstanding anything herein to the contrary, (i) it shall not be a breach of the covenant contained in subparagraph (a)(i) for Seller or Shareholder to own: (A) not more than five percent (5%) of the equity interests of any Person engaged in a Competing Business, so long as such interests are owned as a passive investment; or (B) the equity interests in an investment fund which is not affiliated with Seller or Shareholder and over which neither Seller nor Shareholder nor any of their respective affiliates has any managerial or investment control or authority; and (ii) the covenants described in this
Section 4.09 shall apply only if the transactions contemplated hereby are
------------
consummated at the Closing. If the transactions contemplated herein are consummated, "Confidential Information" of the Purchaser shall be deemed to include all Confidential Information of Seller related to the Business, and Seller and Shareholder shall be subject to the obligations of non-use and non-disclosure contained in this Section 4.09 with respect to all of such
                             ------------
information.

            (c) Seller and Shareholder acknowledge and agree that Purchaser's remedy at law for a breach or threatened breach of any of the provisions of Sections 4.09(a) would be inadequate and, in recognition of that fact, in the
----------------
event of a breach or threatened breach by Seller or Shareholder of the provisions of Sections 4.09(a), it is agreed that, in addition to its remedies
              ----------------
at law, Purchaser shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary, preliminary, or permanent injunction, or any other equitable remedy which may then be available, including but not limited to an equitable accounting of all earnings, profits and other benefits arising from or in connection with such violation. Nothing set forth in this Section 4.09(c) shall be construed as prohibiting Purchaser from pursuing
     ---------------
any other rights and remedies available to it for such breach or threatened breach.

            4.10  Commercially Reasonable Efforts; Further Assurances;
                  ----------------------------------------------------
Cooperation.  Subject to the other provisions of this Agreement, the parties
-----------
hereto shall each use their commercially reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof and shall cooperate fully with each other and their respective Representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

            4.11  Public Announcements.  Neither party hereto will issue any
                  --------------------
press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of the other party hereto, except that a party may make any disclosure required to be made under applicable law or stock exchange rule if such party determines in good faith that it is necessary to do so and, if practicable, gives prior notice to the other party.

            4.12  Transfer Taxes.  Purchaser shall pay all sales, use or other
                  --------------
transfer taxes arising as a result of the Acquisition.


                                   ARTICLE V
                    CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            5.01  Representations and Warranties.  Each of the representations
                  ------------------------------
and warranties made by Seller in this Agreement shall be true and correct when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct on and as of the Closing Date, as though made on that date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Business (except that any representations and5.01 warranties qualified as to materiality shall be true and correct in all respects).

            5.02  Performance.  Seller and Shareholder shall have performed and
                  -----------
complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller and Shareholder at or before the Closing.

            5.03  Officers' Certificates.  Seller shall have delivered to
                  ----------------------
Purchaser a certificate, dated the Closing Date and executed by an authorized officer of Seller, substantially in the form and to the effect of Exhibit D
                                                                  ---------
hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit E hereto.
          ---------

            5.04  Orders and Laws.  There shall not be in effect on the Closing
                  ---------------
Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            5.05  Regulatory Consents and Approvals. All consents, approvals and
                  ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have occurred.

            5.06  Third Party Consents.  All consents (or in lieu thereof
                  --------------------
waivers) to the performance by Seller of its obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are listed on Schedule 5.06 shall have been
                                                 -------------
obtained.

            5.07  Opinion of Counsel.  Purchaser shall have received the opinion
                  ------------------
of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Seller, dated the Closing Date, substantially in the form and to the effect of Exhibit F hereto.
---------

            5.08  Deliveries.  Seller shall have delivered to Purchaser the
                  ----------
General Assignment and the other Assignment Instruments.

            5.09  Employees.  Each of Messrs. John Orr and Robert Brooks and at
                  ---------
least 80% of the Significant Employees shall have indicated in writing that they intend to accept employment offers from Purchaser in connection with their notice of termination of employment to Seller; and at least 85% of all Employees offered employment by Purchaser shall have accepted such offers.

            5.10   Proceedings.  All proceedings to be taken on the part of
                   -----------
Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            5.11  Escrow Agreement.  Seller and Escrow Agent shall have executed
                  ----------------
and delivered to Purchaser the Escrow Agreement.

            5.12  Settlement Agreement.  Seller and Park City Group, Inc. shall
                  --------------------
have amended that certain Settlement Agreement dated June 13, 2000 to provide that the release contained therein is assignable in connection with the Acquisition.


                                  ARTICLE VI
                      CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

            6.01  Representations and Warranties.  Each of the representations
                  ------------------------------
and warranties made by Purchaser in this Agreement shall be true and correct in all material respects

(except that any representations and warranties qualified as to materiality shall be true and correct in all respects) when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct in all material respects (except that any representations and warranties qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date, as though made on that date.

            6.02  Performance. Purchaser shall have performed and complied with,
                  -----------
in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

            6.03  Officers' Certificates.  Purchaser shall have delivered to
                  ----------------------
Seller a certificate, dated the Closing Date and executed by an appropriate officer of Purchaser, substantially in the form and to the effect of Exhibit G
                                                                     ---------
hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit H hereto.
          ---------

            6.04  Orders and Laws.  There shall not be in effect on the Closing
                  ---------------
Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            6.05  Regulatory Consents and Approvals. All consents, approvals and
                  ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

            6.06  Opinion of Counsel.  Seller shall have received the opinion of
                  ------------------
Smith, Gambrell & Russell, counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.
                                               ---------

            6.07  Deliveries.  Purchaser shall have delivered to Seller the
                  ----------
Assumption Agreement and the other Assumption Instruments.

            6.08  Proceedings.  All proceedings to be taken on the part of
                  -----------
Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            6.09  Escrow Agreement.  Purchaser and Escrow Agent shall have
                  ----------------
executed and delivered to Seller the Escrow Agreement.

                                  ARTICLE VII
                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

            7.01  Survival of Representations, Warranties, Covenants and
                  ------------------------------------------------------
Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to
----------
investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the parties contained in this Agreement will survive the Closing (a) indefinitely, with respect to the representations and warranties contained in Sections 2.01, 2.02, 2.03(a) and (b), and 2.04, (b) in accordance
             ----------------------------------------------
with their respective terms, in the case of the covenants and agreements contained in Sections 1.05 (c) and 4.09, and any other covenants and agreements
             --------------------------
which by their terms expressly survive for a specified period of time, and (c) until the date which is thirty (30) months following the Closing Date, in the case of all other representations, warranties, covenants and agreements, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article VIII on or prior to such termination date, until the related claim
      ------------
for indemnification has been satisfied or otherwise resolved as provided in
Article VIII and in the Escrow Agreement.
------------

                                 ARTICLE VIII
                          INDEMNIFICATION AND ESCROW

            8.01  Indemnification.
                  ---------------

            (a)  Subject to the other Sections of this Article VIII, Seller
                                                       ------------
shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller or Shareholder contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein);
                       --------      ----------
(ii) any Retained Liability; or (iii) any liability arising out of Seller's operation of the Business or ownership of the Assets prior to the Closing Date (other than an Assumed Liability).

            (b)  Subject to the other Sections of this Article VIII, Purchaser
                                                       ------------
shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein); (ii) any
           --------      ----------
Assumed Liability; or (iii) any liability arising out of Purchaser's operation of the Business or ownership of the Assets subsequent to the Closing Date.

            8.02  Method of Asserting Claims. All claims for indemnification by
                  --------------------------
any Indemnified Party under Section 8.01 will be asserted and resolved as
                            ------------
follows:

            (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 8.01 is asserted against or
                                             ------------
sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser or any Affiliate of Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Escrow Agent and the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Escrow Agent and the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 8.02 and whether
                                                      ------------
the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

            (i) If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 8.02(a), then the Indemnifying Party will
                            ---------------
     have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be reasonably, vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full by reason of Section 8.03). The Indemnifying Party will
                                      ------------
     have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may,
                            --------  -------
     at the sole cost and expense of the Indemnified Party, at any time subsequent to the delivery of a Claim Notice to the Indemnified Party and prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 8.02(a)(i), file any motion, answer or other
                            ------------------
     pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the
     -------- -------
     Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest; and provided, further, that the Indemnified Party may choose
                  --------  -------
     separate counsel at the sole cost and expense of the Indemnified Party in the event that a conflict of interest arises between the Indemnified Party and the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.02(a)(i), and except
                                                ------------------
     as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 8.02 with respect to such Third
                                         ------------
     Party Claim.


            (ii) If the Indemnifying Party fails to prosecute reasonably, vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by
                                       --------  -------
     the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 8.02(a)(ii), if the Indemnifying Party has
                        -------------------
     notified the Escrow Agent and the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 8.02(a)(ii) or of the Indemnifying Party's participation
             -------------------
     therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
     Section 8.02(a)(ii), and the Indemnifying Party will bear its own costs and
     -------------------
     expenses with respect to such participation.

            (iii) If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 8.02, then the
                                                       ------------
     Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.02 and the
                                                        ------------
     Escrow Agent or the Indemnifying Party (as applicable) shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

            (b)  In the event any Indemnified Party should have a claim under
Section 8.02 against any Indemnifying Party that does not involve a Third Party
------------
Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Escrow Agent and the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party that it does not dispute the claim described in such Indemnity

Notice, then the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.02 and
                                                                ------------
the Escrow Agent or the Indemnifying Party (as applicable) shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

            8.03  Liability Limits.  Notwithstanding anything to the contrary
                  ----------------
set forth herein:

            (a) Except for Losses based on fraud, Seller shall only be liable to Purchaser for Losses arising hereunder when the aggregate of such Losses exceed $50,000 (the "Seller Basket Amount"); and then Seller shall be liable for all such Losses (not just the amount in excess of $50,000).

            (b) Except for Losses based on fraud, Purchaser shall only be liable to Seller for Losses arising hereunder when the aggregate of such Losses exceed $50,000 (the "Purchaser Basket Amount") and then Purchaser shall be liable for all such Losses (not just the amount in excess of $50,000).

            (c) Except for Losses based on fraud (with respect to which there will be no limitation), Seller's indemnification obligations hereunder shall not exceed, in the aggregate, $2,500,000 (the "Seller Cap Amount").

            (d) Except for Losses based on fraud (with respect to which there will be no limitation), Purchaser's indemnification obligations hereunder shall not exceed, in the aggregate, $2,500,000 (the "Purchaser Cap Amount").

            8.04  Escrow Agreement.  As security for the indemnification
                  ----------------
obligations of Seller hereunder, the Escrowed Amount will be placed in escrow with the Escrow Agent pursuant to the terms of the Escrow Agreement. Subject to the other terms and conditions thereof, the Escrow Agreement will provide for the release of Five Hundred Thousand Dollars ($500,000) from escrow to Shareholder on each of the six, twelve, eighteen, twenty-four and thirty month anniversaries of the Closing Date.


                                  ARTICLE IX
                                  DEFINITIONS
            9.01  Definitions.
                  -----------

            (a)  Defined Terms. As used in this Agreement, the following defined
                 -------------
terms have the meanings indicated below:

            "Accounts Payable" has the meaning ascribed to it in Section
                                                                 -------
1.02(a)(iii).
------------

            "Accounts Receivable" has the meaning ascribed to it in Section
                                                                    -------
1.01(a)(iii).
------------

          "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 5.03 and 6.03, as the same shall be amended from time
                -------------     ----
to time.

          "Annual Financial Statement Date" means the last day of the most recent fiscal year of the Business for which Financial Statements are delivered to Purchaser pursuant to Section 2.05.
                         ------------

          "Annual Financial Statements" means the Financial Statements for the most recent fiscal year of the Business delivered to Purchaser pursuant to
Section 2.05.
------------

            "Assets" has the meaning ascribed to it in Section 1.01(a).
                                                       ---------------

            "Acquisition" means the purchase and sale of the Assets pursuant to this Agreement.

            "Assignment Instruments" has the meaning ascribed to it in Section
                                                                       -------
1.04.
----

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Assumed Liabilities" has the meaning ascribed to it in Section
                                                                    -------
1.02(a).
-------

            "Assumption Agreement" has the meaning ascribed to it in Section
                                                                     -------
1.04.
----

            "Assumption Instruments" has the meaning ascribed to it in Section
                                                                       -------
1.04.
----

          "Benefit Plan" means any Plan established by Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which

Seller contributes or has contributed on behalf of any Employee, former Employee or director, or with respect to which Seller has or may have any Liability, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business" has the meaning ascribed to it in the forepart of this Agreement.

            "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(viii).
---------------------

            "Business Contracts" has the meaning ascribed to it in Section
                                                                   -------
1.01(a)(v).
----------

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of Texas and Georgia are authorized or obligated to close.

            "Business Licenses" has the meaning ascribed to it in Section
                                                                  -------
1.01(a)(vii).
------------

          "Claim Notice" means written notification pursuant to Section 8.02(a)
                                                                ---------------
of a Third Party Claim as to which indemnity under Section 8.01 is sought by an
                                                   ------------
Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 8.01, together with
                                                   ------------
the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

            "Closing" means the closing of the transactions contemplated by
Section 1.04.
------------

            "Closing Date" has the meaning ascribed to it in Section 1.04.
                                                             ------------

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Competing Business" means a business competitive with the Business.

            "Condition of the Business" means the business, condition (financial or otherwise), results of operations, assets, properties and prospects of the Business.

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

            "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

            "Employee" means each employee, officer or consultant of Seller engaged primarily in the conduct of the Business.


            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "Escrow Agent" means the Person selected by Purchaser who shall serve as Escrow Agent pursuant to the Escrow Agreement.

            "Escrow Agreement" means the Escrow Agreement to be executed at Closing among Purchaser, Seller and the Escrow Agent.

            "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).
                                                                ---------------

            "Financial Statements" means the financial statements delivered to Purchaser pursuant to Section 2.05.
                      ------------

            "GAAP" means generally accepted accounting principles.

            "General Assignment" has the meaning ascribed to it in Section 1.04.
                                                                   ------------

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article VIII, including without limitation a Person asserting a
                 ------------
claim pursuant to Section 8.02(c).
                  ---------------

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII, including
                                                         ------------
without limitation a Person against whom a claim is asserted pursuant to Section
                                                                         -------
8.02(c).
-------

            "Indemnity Notice" means written notification pursuant to Section
                                                                      -------
8.02(b) of a claim for indemnity under Article VIII by an Indemnified Party,
-------                                ------------
specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights (whether registered or not), trade names and trade name rights, domain names, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights (whether registered or not), trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs, software (whether in source or object code) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Interim Financial Statements" means the Financial Statements for the most recent period of the Business delivered pursuant to Section 2.05.
                                                             ------------

            "Interim Financial Statement Date" means the last day of the most recent period of the Business for which Financial Statements are delivered to Purchaser pursuant to Section 2.05.
                      ------------

            "Inventory" has the meaning ascribed to it in Section 1.01(a)(i).
                                                          ------------------

            "IRS" means the United States Internal Revenue Service.

            "Knowledge" means in the case of an individual that he will be deemed to have Knowledge of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual in his position would reasonably be expected to be aware of such fact or other matter in the course of performing his duties in a customary manner.

            "Knowledge of Purchaser" or "Known to Purchaser" means the Knowledge of Erez Goren or John Heyman.

            "Knowledge of Seller" or "Known to Seller" means the Knowledge of any officer or director of Seller actively involved in the management or operation of the Business.

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sales Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

            "Operative Agreements" means, collectively, the Escrow Agreement, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments and any other agreements to be entered into in connection with the Acquisition.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes which either is: (A) not yet due or delinquent; or (B) being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Purchase Price" has the meaning ascribed to it in Section 1.03(a).
                                                               ---------------

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

            "Representative" means a Person's directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel and accountants.

            "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

            "Restricted Territory" means the United States of America.

            "Retained Liabilities" has the meaning ascribed to it in Section
                                                                     -------
1.02(b).
-------

            "Seller" has the meaning ascribed to it in the forepart of this Agreement.

            "Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

            "Significant Employees" means Scott Russell, Zhuoqun Ahou, John Brogdon, David Culmone, Shana Wilmer, Michael Brown, Metta Johnson, Kevin Murphy, Beverly Gibson and Jeffery Brownell.

            "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(iii).
--------------------

            "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Third Party Claim" has the meaning ascribed to it in Section
                                                                  -------
9.02(a).
-------

            (b)  Construction of Certain Terms and Phrases. Unless the context
                 -----------------------------------------
of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE X
                                  TERMINATION

            10.01  Termination.  This Agreement may be terminated:
                   -----------

            (a)  by mutual written consent of Purchaser and Seller;

            (b)  by Purchaser, if the conditions set forth in Sections 5.01 or
                                                              ----------------
5.02 shall not have been complied with or performed and such noncompliance or
----
nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before the ninety-day anniversary of the date of this Agreement, provided that Purchaser is not in material default under this Agreement; or

            (c)  by Seller, if the conditions set forth in Sections 6.01 or 6.02
                                                           ---------------------
shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the ninety-day anniversary of the date of this agreement, provided that Seller is not in material default under this Agreement; or

            (d) by either party in the event that Closing has not occurred on or before the ninety-day anniversary of the date of this agreement (provided that this right shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of or resulted in the failure of the Acquisition to occur on or before such date).

            10.02  Effect of Termination.  In the event of the termination of
                   ---------------------
this Agreement pursuant to Section 10.01, this Agreement shall forthwith become
                           -------------
void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except the provisions of Sections 11.04 and 11.05 shall survive. Notwithstanding the foregoing, nothing
------------------------
contained herein shall relieve any party from liability for any breach hereof.

                                  ARTICLE XI
                                 MISCELLANEOUS

            11.01  Notices.  All notices, requests and other communications
                   -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Purchaser, to:

            Radiant Systems, Inc.
            3925 Brookside Parkway
            Alpharetta, Georgia 30022
            Facsimile No.: (770) 754-7790
            Attn: John Heyman, CFO

            with a copy to:

            Smith, Gambrell & Russell
            1230 Peachtree Street, N.E.
            Suite 3100
            Atlanta, Georgia 30309-3592
            Facsimile No.: (404) 815-6923
            Attn: Richard G. Greenstein, Esq.

            If to Seller, to:

            Verifone, Inc.
            2475 Northwinds Parkway
            Suite 600
            Alpharetta, Georgia  30004
            Facsimile No.: _______________
            Attn: President

            with copies to:

            Hewlett-Packard company
            3000 Hanover Street
            Mail Stop 20BQ
            Palo Alto, California 94304
            Facsimile No.: (650) 857-4837
            Attn: General Counsel

            Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
            Palo Alto, California  94304
            Facsimile No.: (650) 493-6811
            Attn: Katharine A. Martin, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            11.02  Bulk Sales Act. The parties hereby waive compliance with the
                   --------------
bulk sales act or comparable statutory provisions of each applicable jurisdiction. Seller shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, occurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of Seller to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement.

            11.03  Entire Agreement.  Other than the Confidential Disclosure
                   ----------------
Agreement dated January 25, 2000, this Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof between the parties, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

            11.04  Expenses.  Except as otherwise expressly provided in this
                   --------
Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

            11.05  Confidentiality.  In connection with the negotiation of this
                   ---------------
Agreement, a party (Seller and the Shareholder collectively being one party for purposes of this Section 11.05) hereto (the "Disclosing Party") may disclose
                 -------------               ----------------
Confidential Information to one of the other parties hereto (the "Disclosee").
                                                                  ---------
Each party agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each party further agrees not to use, except for purposes of accomplishing the transactions contemplated herein, and not to disclose or reveal to any other Person any of the Disclosing Party's Confidential Information (other than to such party's Affiliates and Representatives who have a need to know such information in connection with the transactions contemplated herein and who have been instructed to treat such as confidential); provided, however, that the foregoing obligations shall not apply to (a) any information which was known by the Disclosee prior to its disclosure by or on behalf of the Disclosing Party; (b) any information which was in the public domain prior to the disclosure thereof; (c) any information which comes into the public domain through no fault of the Disclosee; or (d) any information which is required to be disclosed by an Order or by any Law. The Disclosee shall bear the burden of demonstrating the applicability of one or more of the foregoing exceptions. For purposes of this Agreement, "Confidential
                                                                   ------------
Information" shall mean, with respect to any Person, any and all technical,
-----------
business, and other information of such Person which derives value, actual or potential, economic or otherwise, from not being generally known to the public or to other Persons, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the acquisition and investment plans and strategies, business plans or operations of the Person or its Affiliates. Confidential Information of a Person includes information of third parties that such Person is obligated to keep or treat as confidential. The provisions of this Section 11.05 shall survive any termination of this
                       -------------
Agreement for any reason and shall continue indefinitely; provided, however, that the restrictions contained in this Section 11.05 shall terminate with
                                        -------------
respect to any Confidential Information that does not constitute a trade secret under applicable Law after the third anniversary of the date hereof.

            11.06  Waiver. Any term or condition of this Agreement may be waived
                   ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            11.07  Amendment.  This Agreement may be amended, supplemented or
                   ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

            11.08  No Third Party Beneficiary.  The terms and provisions of this
                   --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.
                                            ------------

            11.09  No Assignment; Binding Effect.  Neither this Agreement nor
                   -----------------------------
any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article
                                                                     -------
VIII) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees
----
in writing to be bound by all of the terms, conditions and provisions contained herein or (ii) any post-Closing purchaser of the Business or a substantial part of the Assets but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            11.10  Headings.  The headings used in this Agreement have been
                   --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

            11.11  Invalid Provisions.  If any provision of this Agreement is
                   ------------------
held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            11.12  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the Laws of the State of Georgia applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            11.13  Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                    RADIANT SYSTEMS, INC.

                                    By:   /s/ John Heyman
                                          ---------------
                                          John Heyman
                                          Chief Financial Officer



                                    VERIFONE, INC.

                                    By:   /s/ Charles N. Charnas
                                          ----------------------
                                          Name:   Charles N. Charnas
                                                  -------------------
                                          Title:  Assistant Secretary
                                                  -------------------



                                    HEWLETT-PACKARD COMPANY

                                    By:   /s/ Charles N. Charnas
                                          ----------------------
                                          Name:   Charles N. Charnas
                                                  -------------------
                                          Title:  Assistant Secretary
                                                  -------------------